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                                                                  EXHIBIT 11.0



DOMINION BRIDGE CORPORATION
COMPUTATIONS OF EARNINGS PER COMMON AND
COMMON-EQUIVALENT SHARE
(In thousands of U.S. dollars except share data)
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
                                                                              YEAR TO DATE
                                                                              SEPTEMBER 30,
                                                                                   1996
                                                                              -------------
Income applicable to common stock                                             $   (9,944)
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Primary shares:
   Average number of common shares outstanding during the period              18,174,000
   Common-equivalent shares attributable to options and deferred stock                 -
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   Total common and common-equivalent shares                                  18,174,000
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Primary earnings per common and common-equivalent share                            (0.55)
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




                                                                              YEAR TO DATE
                                                                                 JUNE 30,
                                                                                   1996
                                                                              -------------
                                                                                    $
Income applicable to common stock                                                 (9,944)
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Fully diluted shares:
   Average number of common shares outstanding during the period              18,174,000
   Common-equivalent shares attributable to options and deferred stock         5,391,000
   Dilutive preferred shares                                                           -
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   Total common and common-equivalent shares                                  23,565,475
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Fully diluted earnings per common and common-equivalent share                      (0.42)
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